UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): June 10, 2026

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3802 Coconut Palm Drive
Tampa, Florida 33619
(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
(a)
On June 10, 2026, HCI Group, Inc. (the "Company") held its annual meeting of shareholders (the "Annual Meeting"). The matters voted upon at the Annual Meeting and the final results of such voting are set forth below in (b). A more complete description of each proposal is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2026.
(b)
Proposal 1. The shareholders approved a proposal to elect Wayne Burks to the Board of Directors as a Class B director until the 2028 Annual Meeting and to elect Jay Madhu, Peter Politis, and Anthony Saravanos to the Board of Directors as Class C directors until the 2029 Annual Meeting. The results of voting were as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Wayne Burks	9,422,745	509,196	1,198,610
Jay Madhu	6,034,732	3,897,209	1,198,610
Peter Politis	9,588,304	343,637	1,198,610
Anthony Saravanos	7,871,151	2,060,790	1,198,610

Proposal 2. The shareholders approved a proposal to ratify the appointment of Forvis Mazars, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026. The results of voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,092,370	30,572	7,609	-

Proposal 3. The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers. The results of voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,121,861	2,664,859	145,221	1,198,610

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCI Group, Inc.

Date: June 12, 2026	By:	/s/ Andrew L. Graham
Andrew L. Graham General Counsel